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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 28, 2005

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                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

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           DELAWARE                        0-21487             13-3904147
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)   (IRS EMPLOYER
        INCORPORATION )                                      IDENTIFICATION NO.)

                  75 WEST 125TH STREET, NEW YORK, NY 10027-4512
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's telephone number, including area code: (212) 876-4747

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEMS 1.03 THROUGH 5.01 AND 5.03 THROUGH 8.  NOT APPLICABLE.


ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 28, 2005, Catherine A. Papayiannis and Carver Federal Savings Bank ("Bank") negotiated and executed an Agreement and General Release ("Agreement") pursuant to which Ms. Papayiannis relinquished her responsibilities as the Bank's Executive Vice President and Chief Operating Officer. Pursuant to the terms of the Agreement, Ms. Papayiannis resigned her employment effective January 28, 2005 and will remain as a consultant to the Bank through March 31, 2005. Ms. Papayiannis will receive severance compensation equal to an aggregate amount of $251,384.62, less applicable state and federal taxes, $143,884.62 of which is payable in bi-weekly installments at her current rate of pay over an eight month period following her resignation date and the remainder in the amount of $107,500, payable on or before October 15, 2005. Pursuant to the terms of the Agreement, the Bank agreed to accelerate the vesting schedule of restricted stock and stock options granted to Ms. Papayiannis to receive 2,000 shares of the registrant's restricted stock awarded to her and the stock options granted to her to purchase 17,018 shares of the registrant's common stock. In addition, Ms. Papayiannis agreed that for a period of six months following her resignation, she would not engage in any business competitive with the Bank in any area in which the Bank has an office. The Bank also agreed to pay Ms. Papayiannis' medical, dental and other insurance benefits until March 31, 2006. The Agreement will become effective and irrevocable by Ms. Papayiannis on February 7, 2005.

The description of the terms and conditions of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1.


ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As a result of Ms. Papayiannis' resignation, which is described in Item 1.01 (Entry Into a Material Definitive Agreement) of this Current Report on Form 8-K and incorporated herein by reference, the Employment Agreement, made as of April 22, 2002 ("Employment Agreement"), by and between Ms. Papayiannis and the Bank, a wholly-owned subsidiary of the registrant, was terminated. Ms. Papayiannis' Employment Agreement, as extended by the Board, covered services rendered to the Bank, as well as the registrant, for a two year period. The Employment Agreement covered compensation in the form of salary and bonus for the current fiscal year and provided for severance benefits in a lump sum amount equal to her then current annual salary plus any bonus to be paid to her, if any, for any full fiscal year remaining in the term of the Employment Agreement. If there was a change of control (as defined in the Employment Agreement), Ms. Papayiannis would have been entitled to severance benefits in a lump sum amount equal to two times her then current annual salary plus two times the highest bonus paid to her during any full fiscal year during the term of the Employment Agreement. Ms. Papayiannis' Employment Agreement also provided that for a period of six months after the termination of employment with the Bank, Ms. Papayiannis would not engage in any business competitive with the Bank in any area in which the Bank has offices. Severance payments made to Ms. Papayiannis pursuant to the Agreement are in lieu of payments to which she might otherwise have been entitled under her Employment Agreement.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 1, 2005, Carver Bancorp, Inc. issued a press release to report the resignation of Ms. Papayiannis, Executive Vice President and Chief Operating Officer, effective January 28, 2005. The full text of the press release is included in this Current Report on Form 8-K as Exhibit 99.1.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b) Not applicable.

(c)      Exhibits

         The following Exhibits are filed as part of this report.

         Exhibit 10.1 Agreement and General Release, dated January 28, 2005 by and between Catherine A. Papayiannis and Carver Federal Savings Bank.

         Exhibit 99.1 Press release dated February 1, 2005, which, among other things, reports the resignation of Catherine A. Papayiannis, the registrant's Executive Vice President and Chief Operating Officer, effective January 28, 2005.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CARVER BANCORP, INC.


                                    By:  /s/ Deborah C. Wright
                                         -----------------------
                                          Deborah C. Wright
                                          President & CEO


Dated:  February 3, 2005





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                                  EXHIBIT INDEX

 EXHIBIT NUMBER     DESCRIPTION
 --------------     -----------

     10.1 Agreement and General Release, dated January 28, 2005 by and between Catherine A. Papayiannis and Carver Federal Savings Bank.

                    Press release dated February 1, 2005, which, among other
     99.1 things, reports the resignation of Catherine A. Papayiannis, the registrant's Executive Vice President and Chief Operating Officer, effective January 28, 2005.





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